Exhibit 99.1

First Quarter 2006 Earnings Release and Supplemental Financials

April 19, 2006

Sky

Expanding Horizons

FOR IMMEDIATE RELEASE

CONTACT:	Kevin T. Thompson	Tim Dirrim
	Executive Vice President	Vice President
	Chief Financial Officer	Marketing Communications
	Sky Financial Group, Inc.	Sky Financial Group, Inc.
	(419) 254-6068	(419) 327-6330

Sky Financial Group Reports First Quarter Results

April 19, 2006 - Bowling Green, Ohio - Sky Financial Group, Inc. (NASDAQ: SKYF) today reported 2006 first quarter net income of $50.6 million, or $.46 per diluted share, compared to $30.7 million, or $.29 per diluted share, for the first quarter of 2005. Annualized return on assets and return on equity for the first quarter were 1.31% and 13.07%, respectively, compared with 0.83% and 8.51%, respectively, for the same period in 2005. The first quarter of 2005 was negatively affected by a higher provision for credit losses compared to the first quarter of 2006.

Sky Financial adopted Financial Accounting Standard No. 123(R), Share-Based Payment (FAS 123(R)) in the fourth quarter of 2005 using the modified retrospective method, and restated the first quarter of 2005 from the amounts previously reported.

“We were very pleased with our improved financial performance for the first quarter of 2006,” stated Marty E. Adams, president, chairman and chief executive officer. “Sky’s performance benefited from a stable net interest margin, lower provision for credit losses and strong results from Sky’s fee-based businesses. Over the remainder of the year, we will continue our disciplined approach to earnings growth and we look forward to a successful integration of our pending acquisition of Union Federal Bank in the third quarter of 2006.”

Core operating earnings, which reflect net income adjusted to exclude merger-related expenses that are not representative of ongoing operations, were $50.8 million for the first quarter of 2006 versus $30.7 million for the same period in 2005. Core operating earnings per diluted share for the first quarter of 2006 were $.46 versus $.29 for the first quarter of 2005. For the 2006 first quarter, on a core operating earnings basis, annualized return on assets and return on equity were 1.31% and 13.10%, respectively, compared with 0.83% and 8.51%, respectively, for the same period in 2005.

Cash operating earnings, which reflect core operating earnings excluding amortization of intangibles, were $53.3 million, or $.49 per diluted share, in the first quarter of 2006 compared to $33.0 million, or

1

$.31 per diluted share, in the first quarter of 2005. On a cash operating basis, the annualized return on average tangible equity was 21.49% for the first quarter of 2006 compared with 14.13% for the same period in 2005.

First Quarter Results

Net interest income for the first quarter was $132.8 million, up 7.1% from $124.0 million in the first quarter of 2005. The net interest margin for the first quarter was 3.78%, up 2 basis points from the fourth quarter of 2005 and up 9 basis points from the first quarter of 2005. The net interest margin performance continued to reflect prudent spread management and interest rate risk management practices, despite competitive market conditions in the areas that Sky Financial operates. In addition, the margin in the first quarter benefited from interest collected on certain non-accrual loans that increased the margin approximately 3 basis points.

Average earning assets increased 4.4% over the first quarter of 2005 due to organic growth and acquisitions. Average loans for the quarter increased 5.4% from the same quarter last year, with organic growth contributing 3.4% in addition to the acquisitions. Average deposits grew 3.2% from the first quarter of 2005, which included organic growth of .5% in addition to the acquisitions. Non-interest bearing deposits, Sky’s highest growth priority, were up 5.2% for the first quarter of 2006 compared to the first quarter of 2005, which included organic growth of 1.8%.

Non-interest revenues were $56.7 million for the first quarter of 2006, up 10.1% from $51.5 million in the first quarter of 2005, which includes a $0.9 million decrease in net gains on securities transactions. Non-interest revenues, excluding securities transactions, were up 12.0%, including the benefit from acquisitions, compared to the same quarter in 2005. Compared to the first quarter of 2005, trust services income and service charges on deposits were up 8.6% and 10.9%, respectively. Brokerage and insurance commissions were up 19.0% due mostly to acquisitions in late 2005 and higher performance-based income. Other income increased 12.3% over the first quarter of 2005 due to higher CheckCard fees and higher gains on the sales of loans. Mortgage banking revenues were down 3.3% mainly due to lower origination and sales revenue while the benefit of lower amortization in the first quarter of 2006 was mostly offset by recapture of impairment charges in the first quarter of 2005.

Non-interest expenses for the first quarter, which included $0.2 million of merger, integration and restructuring expenses related to the pending acquisition of Union Federal Bank and additional costs related to the fourth quarter 2005 acquisition of Falls Bank, were $106.2 million compared to $99.4 million in the first quarter of 2005. Excluding the merger, integration and restructuring expenses, the first quarter non-interest expenses were up 6.6% or $6.6 million over the first quarter of 2005. Expenses have increased over 2005’s first quarter mainly due to higher stock-based compensation expense for retirement eligible employees, higher costs of group health benefits and an increase of approximately 180 full-time equivalent employees compared to the first quarter of 2005. The increased number of employees is mainly due to additional employees from the acquisitions of Belmont Bancorp in the second quarter of

2

2005, Falls Bank in the fourth quarter of 2005 and three insurance agencies in the third and fourth quarters of 2005. Expenses were further impacted by the addition of four new financial centers over the last twelve months. The efficiency ratio, on a cash operating basis, excluding the merger, integration and restructuring expenses and amortization of intangible assets, was 53.67% for the first quarter, compared to 54.39% for the same quarter in 2005.

Credit Quality

The provision for credit losses for the first quarter was $7.2 million, decreasing from $30.8 million in the same quarter in 2005. The first quarter 2005 provision for credit losses was higher due to higher net charge-offs in the quarter, primarily from two large commercial credits and the sale of a group of non-performing consumer loans. In addition, the 2006 provision for credit losses reflects an improving credit risk profile achieved over the last year.

Net credit losses for the quarter were $8.0 million, or .29% annualized to average total loans, compared to $31.7 million, or 1.21%, for the first quarter of 2005. At March 31, 2006, non-performing loans to total loans was 1.16% versus 1.07% at the end of 2005 and 1.18% at March 31, 2005. Total non-performing loans at March 31, 2006, were $128.9 million, an increase of $9.4 million from $119.5 million at December 31, 2005 and an increase of $2.9 million from $126.0 million at March 31, 2005. The allowance for credit losses to non-performing loans at March 31, 2006, was 111% versus 121% at the end of 2005 and 119% at March 31, 2005. Non-performing loans continue to reflect the non-accrual status of loans with payments guaranteed by surety bonds issued by an insurance company, which remains in litigation. However, the total balance has decreased to $15.4 million from $20.4 million at December 31, 2005, as a result of the cash received during the quarter.

Continued Expansion

On February 3, 2006, Sky Financial announced the execution of a definitive agreement to acquire Union Federal Bank of Indianapolis and its parent company, Waterfield Mortgage Company, Inc., Ft. Wayne, Indiana. Sky Financial’s transaction is for the acquisition of Waterfield’s retail and commercial banking business conducted primarily through Union Federal Bank, which had approximately $2.7 billion in assets at the date of the agreement. The transaction is valued at $330 million, based upon Sky Financial’s closing stock price as of February 2, 2006 and is expected to close in the third quarter of 2006.

Outlook For 2006

Commenting on 2006, Kevin Thompson, chief financial officer, stated, “We are pleased with our progress in the first quarter of 2006 and are poised for a solid performance throughout the remainder of 2006. We are maintaining our projection of 2006 diluted earnings per share on a net income, or GAAP basis, of $1.90 to $1.95 per diluted share.”

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Conference Call

Today, April 19, 2006, at 2 p.m., Mr. Adams and members of Sky’s leadership team will host a conference call to provide an overview of 2006 first quarter performance and a business outlook. Participants are encouraged to call in beginning at 1:45 p.m. by dialing (800) 811-7286 (confirmation code: 3646796). R.S.V.P. is not required. The webcast can be accessed via the Investor Relations/Webcasts section (http://investor.skyfi.com/medialist.cfm) of the Sky website. A replay of the call will be available from 6 p.m., April 19, until midnight, April 24, by calling (888) 203-1112 (confirmation code: 3646796). The event will be archived on the Sky website indefinitely. For supplemental financial tables, please refer to the Investor Relations/Press Releases (http://investor.skyfi.com/releases.cfm) section on Sky’s web site.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. Sky believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Sky’s financial performance, its performance trends and financial position. Specifically, Sky provides measures based on “core operating earnings,” which exclude merger-related expenses and discontinued operations that are not reflective of on-going operations or not expected to recur. In addition, Sky provides measures based on “cash operating earnings,” which further adjusts core operating earnings to exclude the effect of amortization of intangibles. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the financial tables.

Forward-looking Statement

The information in this press release contains forward-looking statements including certain projections, plans and forecasts of expected future performance that are not historical facts and are subject to a number of risks and uncertainties. These forward-looking statements include, but are not limited to, the Company’s 2006 earnings per share projections. Actual results and performance could differ materially from those contemplated or implied by these forward-looking statements. For a summary of important factors that could affect Sky’s forward-looking statements, please refer to Sky’s filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). Sky undertakes no obligation to update or revise these statements following the date of this release.

About Sky Financial Group, Inc.

Sky Financial Group is a $15.7 billion diversified financial holding company with its headquarters located in Bowling Green, Ohio. Sky’s asset size places it among the 40 largest publicly-held bank holding companies in the nation. Sky operates over 290 financial centers and over 300 ATMs serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. Sky’s financial service affiliates include: Sky Bank, commercial and retail banking; Sky Trust, asset management services; and Sky Insurance, retail and commercial insurance agency services. Sky is located on the web at www.skyfi.com.

-end-

4

Summary Financials - First Quarter 2006

SKY FINANCIAL GROUP, INC.

STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)	Three Months Ended March 31,		Percent Change
	2006	2005
Interest income	$234,044	$191,594	22.2%
Interest expense	101,208	67,587	49.7

Net interest income	132,836	124,007	7.1
Provision for credit losses	7,154	30,823	(76.8)

Net interest income after provision for credit losses	125,682	93,184	34.9

Non-interest income
Trust services income	5,881	5,414	8.6
Service charges and fees on deposit accounts	13,499	12,173	10.9
Mortgage banking income	5,563	5,755	(3.3)
Brokerage and insurance commissions	19,792	16,630	19.0
Net securities gains (losses)	(5)	878	(100.6)
Other income	11,929	10,621	12.3

Total non-interest income	56,659	51,471	10.1

Non-interest expenses
Salaries and employee benefits	59,814	53,505	11.8
Occupancy and equipment expense	17,643	17,604	0.2
Merger, integration and restructuring expense	180	—	100.0
Other operating expenses	28,541	28,330	0.7

Total non-interest expense	106,178	99,439	6.8

Income before income taxes	76,163	45,216	68.4
Income taxes	25,523	14,497	76.1

Net income	$50,640	$30,719	64.8

SHARE DATA:
Earnings per share
Basic	0.47	0.29	62.1
Diluted	0.46	0.29	58.6
Core operating earnings per share*
Basic	0.47	0.29	62.1
Diluted	0.46	0.29	58.6
Cash operating earnings per share*
Basic	0.49	0.31	58.1
Diluted	0.49	0.31	58.1
Cash dividend declared per common share	0.23	0.22	—
Average shares outstanding
Basic	108,337,000	106,330,000	—
Diluted	109,287,000	107,591,000	—

5

Summary Financials - First Quarter 2006

PERFORMANCE RATIOS:

	Three Months Ended March 31,
	2006	2005
Net Income	$50,640	$30,719
Return on average equity	13.07%	8.51%
Return on average assets	1.31	0.83
Efficiency ratio	55.81	56.41
Net interest margin (FTE)	3.78	3.69
CORE OPERATING *
Core operating earnings	$50,757	$30,719
Return on average equity	13.10%	8.51%
Return on average assets	1.31	0.83
Efficiency ratio	55.71	56.41
CASH OPERATING*
Cash operating earnings	$53,277	$33,029
Return on average tangible equity	21.49%	14.13%
Return on average tangible assets	1.43	0.93
Efficiency ratio	53.67	54.39

PERIOD END BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	March 31,		Percent Change
	2006	2005
Cash and due from banks	$260,304	$217,333	19.8%
Interest-earning deposits with banks	9,652	27,696	(65.2)
Federal funds sold	23,000	—	100.0
Loans held for sale	23,395	27,946	(16.3)
Securities available for sale	3,144,045	3,063,145	2.6
Total loans	11,093,918	10,662,957	4.0
Allowance for loan losses	(143,383)	(150,122)	(4.5)

Net loans	10,950,535	10,512,835	4.2
Premises and equipment	165,598	156,829	5.6
Goodwill and other intangibles	587,231	539,678	8.8
Other assets	494,791	432,350	14.4

Total assets	$15,658,551	$14,977,812	4.5

Total interest-earning assets	$14,294,010	$13,781,744	3.7

Non-interest-bearing deposits	$1,663,459	$1,557,454	6.8
Interest-bearing deposits	9,339,539	8,883,838	5.1

Total deposits	11,002,998	10,441,292	5.4
Repos and federal funds purchased	915,821	942,150	(2.8)
Debt and FHLB advances	1,982,984	2,043,946	(3.0)
Other liabilities	190,177	143,243	32.8
Shareholders’ equity	1,566,571	1,407,181	11.3

Total liabilities and shareholders’ equity	$15,658,551	$14,977,812	4.5

6

Summary Financials - First Quarter 2006

AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,		Percent Change
	2006	2005
Cash and due from banks	$246,033	$238,742	3.1%
Interest-earning deposits with banks	12,546	37,938	(66.9)
Federal funds sold	2,644	—	100.0
Loans held for sale	11,727	21,935	(46.5)
Securities available for sale	3,115,505	3,054,277	2.0
Total loans	11,176,494	10,604,408	5.4
Allowance for loan losses	(144,415)	(149,925)	(3.7)

Net loans	11,032,079	10,454,483	5.5
Premises and equipment	167,180	156,942	6.5
Goodwill and other intangibles	588,376	541,086	8.7
Other assets	483,232	421,298	14.7

Total assets	$15,659,322	$14,926,701	4.9

Total interest-earning assets	$14,318,916	$13,718,558	4.4

Non-interest-bearing deposits	$1,645,047	$1,563,661	5.2
Interest-bearing deposits	9,114,741	8,858,682	2.9

Total deposits	10,759,788	10,422,343	3.2
Repos and federal funds purchased	1,020,649	915,969	11.4
Debt and FHLB advances	2,132,077	1,982,049	7.6
Other liabilities	176,019	142,437	23.6
Shareholders’ equity	1,570,789	1,463,903	7.3

Total liabilities and shareholders’ equity	$15,659,322	$14,926,701	4.9

ASSET QUALITY DATA:

	March 31,
	2006	2005
Non-accrual loans	$128,402	$125,464
Restructured loans	463	526

Total non-performing loans	128,865	125,990
Investment securities	—	11,705
Other real estate owned	18,319	11,854

Total non-performing assets	$147,184	$149,549

Loans 90 days or more past due and still accruing	$20,408	$26,885
Allowance for credit losses	143,383	150,122
ASSET QUALITY RATIOS:
Non-accrual loans to total loans	1.16%	1.18%
Non-performing loans to total loans	1.16	1.18
Non-performing assets to total assets	0.94	1.00
Loans 90 days or more past due and still accruing to total loans	0.18	0.25
Allowance for credit losses to non-performing loans	111.27	119.15
Allowance for credit losses to non-performing assets	97.42	100.38
Allowance for credit losses to total loans	1.29	1.41

NET CHARGE-OFFS

	Three Months Ended March 31,
	2006	2005
Net charge-offs	$8,030	$31,748
Net charge-offs to average loans	0.29%	1.21%

7

Summary Financials - First Quarter 2006

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings reflect net income adjusted to exclude the after-tax effect of discontinued operations and merger, integration and restructuring expenses that are not reflective of on-going operations or are not expected to recur.

Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles. Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of merger, integration and restructuring expenses and amortization of intangibles on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for the three months ended March 31, 2006 and 2005:

	Three Months Ended March 31,
	2006	2005
Net income	$50,640	$30,719

Add: Merger, integration and restructuring expense	180	—
Tax effect	(63)	—

After-tax non-operating items	117	—

Core operating earnings	$50,757	$30,719

Merger, integration and restructuring expense in 2006 reflect charges associated with the pending acquisition of Union Federal and additional costs from the Falls Bank acquisition.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the core operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

Cash operating earnings

The following table reconciles core operating earnings to cash operating earnings for the three months ended March 31, 2006 and 2005:

	Three Months Ended March 31,
	2006	2005
Core operating earnings	$50,757	$30,719

Add: Amortization of core deposits and other intangible assets	3,877	3,554
Tax effect	(1,357)	(1,244)

After-tax non-cash items	2,520	2,310

Cash operating earnings	$53,277	$33,029

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. Additionally, amortization of core deposits and other intangible assets and merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the cash operating efficiency ratio disclosed in the tables. The comparable GAAP information is also included in the tables.

8

Summary Financials - First Quarter 2006

The following table reconciles average GAAP equity to average tangible equity for the three months ended March 31, 2006 and 2005:

	Three Months Ended March 31,
	2006	2005
Average GAAP equity	$1,570,789	$1,463,903

Goodwill	522,981	471,141
Core deposits and other intangibles	65,395	69,945
Deferred taxes	(22,888)	(24,481)

	565,488	516,605

Average tangible equity	$1,005,301	$947,298

The following table reconciles average GAAP assets to average tangible assets for the three months ended March 31, 2006 and 2005:

	Three Months Ended March 31,
	2006	2005
Average GAAP assets	$15,659,322	$14,926,701

Goodwill	522,981	471,141
Core deposits and other intangibles	65,395	69,945
Deferred taxes	(22,888)	(24,481)

	565,488	516,605

Average tangible assets	$15,093,834	$14,410,096

The following table reconciles GAAP earnings per share to core operating earnings per share and cash operating earnings per share (certain information does not add due to rounding):

Basic EPS

	Three Months Ended March 31,
	2006	2005
Net income	$0.47	$0.29
After-tax merger, integration and restructuring	0.00	—

Core operating earnings	0.47	0.29
After-tax amortization of core deposits and other intangible assets	0.02	0.02

Cash operating earnings	$0.49	$0.31

Diluted EPS

	Three Months Ended March 31,
	2006	2005
Net income	$0.46	$0.29
After-tax merger, integration and restructuring	0.00	—

Core operating earnings	0.46	0.29
After-tax amortization of core deposits and other intangible assets	0.02	0.02

Cash operating earnings	$0.49	$0.31

— end —

9

First Quarter 2006

Supplemental Financial Information

April 19, 2006

Supplemental Financial Information - First Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTERS STATEMENTS OF INCOME (unaudited)

(Dollars in thousands)

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Fully taxable equivalent interest income	$234,812	$224,108	$213,223	$203,841	$192,410

Interest income	$234,044	$223,243	$212,358	$203,029	$191,594
Interest expense	101,208	91,017	81,939	75,029	67,587

Net interest income	132,836	132,226	130,419	128,000	124,007
Provision for credit losses	7,154	6,807	8,725	5,894	30,823

Net interest income after provision for credit losses	125,682	125,419	121,694	122,106	93,184

Non-interest income
Trust services income	5,881	5,511	5,598	5,395	5,414
Service charges and fees on deposit accounts	13,499	14,578	14,786	14,033	12,173
Mortgage banking income	5,563	5,632	7,681	5,923	5,755
Brokerage and insurance commissions	19,792	14,519	13,896	14,127	16,630
Net securities gains (losses)	(5)	1,553	147	1,084	878
Other income	11,929	14,412	10,082	10,954	10,621

Total non-interest income	56,659	56,205	52,190	51,516	51,471

Non-interest expenses
Salaries and employee benefits	59,814	53,251	53,120	54,679	53,505
Occupancy and equipment expense	17,643	17,209	16,754	16,835	17,604
Merger, integration and restructuring expense	180	618	122	1,031	—
Other operating expenses	28,541	30,037	27,444	29,508	28,330

Total non-interest expense	106,178	101,115	97,440	102,053	99,439

Income from continuing operations before income taxes	76,163	80,509	76,444	71,569	45,216
Income taxes from continuing operations	25,523	27,168	26,099	23,783	14,497

Income from continuing operations	50,640	53,341	50,345	47,786	30,719

Income from discontinued operations, net of tax	—	372	—	—	—

Net income	$50,640	$53,713	$50,345	$47,786	$30,719

Core operating earnings	$50,757	$53,743	$50,424	$48,456	$30,719

Note: During the fourth quarter of 2005, Sky Financial adopted Financial Accounting Standards No. 123(R), Share Based Payment (FAS 123(R)). Sky Financial adopted FAS 123(R) using the modified retrospective method and restated the first three interim quarters of 2005. The first three quarters presented above have been restated from the amounts originally reported to included expense related to stock options. The additional salary and employee benefits expense was recorded as follows: (1) first quarter - $1.2 million ($0.8 million after tax); (2) second quarter - $1.1 million ($0.7 million after tax); and (3) third quarter - $1.0 million ($0.7 million after tax).

Supplemental Financial Information - First Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERFORMANCE RATIOS AND SHARE DATA

(Unaudited)

PERFORMANCE RATIOS

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Return on average equity	13.07%	13.89%	13.20%	13.32%	8.51%
Return on average assets	1.31	1.39	1.31	1.27	0.83

CONTINUING OPERATIONS

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Return on average equity	13.07%	13.79%	13.20%	13.32%	8.51%
Return on average assets	1.31	1.38	1.31	1.27	0.83
Net interest rate spread (FTE)	3.30	3.32	3.35	3.37	3.36
Net interest rate margin (FTE)	3.78	3.76	3.75	3.73	3.69
Efficiency ratio	55.81	53.42	53.11	56.59	56.41

CORE OPERATING *

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Return on average equity	13.10%	13.90%	13.22%	13.51%	8.51%
Return on average assets	1.31	1.39	1.32	1.29	0.83
Efficiency ratio	55.71	53.09	53.04	56.02	56.41

CASH OPERATING*

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Return on average tangible equity	21.49%	23.08%	21.87%	22.33%	14.13%
Return on average tangible assets	1.43	1.51	1.43	1.40	0.93
Efficiency ratio	53.67	51.02	50.96	54.02	54.39

Supplemental Financial Information - First Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER SHARE DATA

(Unaudited)

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Earnings per share from continuing operations
Basic	$0.47	$0.49	$0.47	$0.45	$0.29
Diluted	0.46	0.49	0.46	0.45	0.29
Earnings per share from discontinued operations
Basic	—	0.00	—	—	—
Diluted	—	0.00	—	—	—
Earnings per share
Basic	0.47	0.50	0.47	0.45	0.29
Diluted	0.46	0.49	0.46	0.45	0.29
Core operating earnings per share*
Basic	0.47	0.50	0.47	0.46	0.29
Diluted	0.46	0.49	0.47	0.45	0.29
Cash operating earnings per share*
Basic	0.49	0.52	0.49	0.48	0.31
Diluted	0.49	0.52	0.49	0.48	0.31
Cash dividend declared per common share	0.23	0.23	0.22	0.22	0.22
Book value per share	14.41	14.35	14.12	13.97	13.31
Average shares outstanding
Basic	108,337,000	107,844,000	107,236,000	105,752,000	106,330,000
Diluted	109,287,000	109,008,000	108,431,000	106,888,000	107,591,000
Book value calculation shares outstanding	108,704,939	108,307,601	107,469,752	107,183,099	105,752,028

Supplemental Financial Information - First Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER AVERAGE BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Cash and due from banks	$246,033	$249,407	$266,045	$236,822	$238,742
Interest-earning deposits with banks	12,546	16,690	30,680	34,747	37,938
Federal funds sold	2,644	930	1,033	3,164	—
Loans held for sale	11,727	18,048	27,661	21,832	21,935
Securities available for sale	3,115,505	3,049,214	3,042,872	3,077,456	3,054,277
Total loans	11,176,494	10,946,325	10,791,361	10,721,064	10,604,408
Allowance for loan losses	(144,415)	(149,914)	(152,901)	(150,898)	(149,925)

Net loans	11,032,079	10,796,411	10,638,460	10,570,166	10,454,483
Premises and equipment	167,180	165,570	167,698	159,843	156,942
Goodwill and other intangibles	588,376	589,410	577,631	549,951	541,086
Other assets	483,232	472,562	445,424	441,068	421,298

Total assets	$15,659,322	$15,358,242	$15,197,504	$15,095,049	$14,926,701

Total interest-earning assets	$14,318,916	$14,031,207	$13,893,607	$13,858,263	$13,718,558

Non-interest-bearing deposits	$1,645,047	$1,698,192	$1,679,171	$1,622,138	$1,563,661
Interest-bearing deposits	9,114,741	9,098,470	9,083,148	8,895,799	8,858,682

Total deposits	10,759,788	10,796,662	10,762,319	10,517,937	10,422,343
Repos and federal funds purchased	1,020,649	828,989	794,554	892,024	915,969
Debt and FHLB advances	2,132,077	2,027,218	1,980,981	2,109,609	1,982,049
Other liabilities	176,019	171,142	146,767	137,036	142,437
Shareholders’ equity	1,570,789	1,534,231	1,512,883	1,438,443	1,463,903

Total liabilities and shareholders’ equity	$15,659,322	$15,358,242	$15,197,504	$15,095,049	$14,926,701

Supplemental Financial Information - First Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER PERIOD END BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Cash and due from banks	$260,304	$318,114	$289,089	$284,906	$217,333
Interest-earning deposits with banks	9,652	15,037	14,196	19,245	27,696
Federal funds sold	23,000	—	—	—	—
Loans held for sale	23,395	24,184	20,685	14,979	27,946
Securities available for sale	3,144,045	3,097,472	3,052,117	3,056,836	3,063,145
Total loans	11,093,918	11,149,222	10,914,530	10,821,336	10,662,957
Allowance for loan losses	(143,383)	(144,461)	(153,351)	(152,543)	(150,122)

Net loans	10,950,535	11,004,761	10,761,179	10,668,793	10,512,835
Premises and equipment	165,598	166,797	165,517	167,132	156,829
Goodwill and other intangibles	587,231	588,939	582,798	577,008	539,678
Other assets	494,791	467,987	451,384	431,602	432,350

Total assets	$15,658,551	$15,683,291	$15,336,965	$15,220,501	$14,977,812

Total interest-earning assets	$14,294,010	$14,285,915	$14,001,528	$13,912,396	$13,781,744

Non-interest-bearing deposits	$1,663,459	$1,734,113	$1,722,735	$1,689,340	$1,557,454
Interest-bearing deposits	9,339,539	9,021,563	9,132,059	8,920,127	8,883,838

Total deposits	11,002,998	10,755,676	10,854,794	10,609,467	10,441,292
Repos and federal funds purchased	915,821	1,053,244	780,585	845,146	942,150
Debt and FHLB advances	1,982,984	2,125,788	1,963,594	2,110,206	2,043,946
Other liabilities	190,177	194,706	220,937	158,483	143,243
Shareholders’ equity	1,566,571	1,553,877	1,517,055	1,497,199	1,407,181

Total liabilities and shareholders’ equity	$15,658,551	$15,683,291	$15,336,965	$15,220,501	$14,977,812

Supplemental Financial Information - First Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER LOAN TABLE (Unaudited)

(Dollars in thousands)

PERIOD END

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Residential mortgage	$1,125,633	$1,134,698	$1,096,703	$1,105,896	$1,082,756
Home equity	1,696,999	1,730,752	1,737,937	1,751,449	1,701,716
Consumer	695,392	711,197	736,363	768,837	797,857
Commercial real estate	4,539,276	4,552,226	4,447,272	4,479,275	4,408,069
Commercial & industrial	3,036,618	3,020,349	2,896,255	2,715,879	2,672,559

Total loans	$11,093,918	$11,149,222	$10,914,530	$10,821,336	$10,662,957

Residential mortgage	10%	10%	10%	10%	10%
Home equity	15%	16%	16%	16%	16%
Consumer	6%	6%	7%	7%	8%
Commercial real estate	41%	41%	41%	42%	41%
Commercial & industrial	28%	27%	26%	25%	25%

Total loans	100%	100%	100%	100%	100%

AVERAGES

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Residential mortgage	$1,132,588	$1,106,292	$1,102,936	$1,088,328	$1,103,778
Home equity	1,711,076	1,732,682	1,745,278	1,721,724	1,717,047
Consumer	701,714	724,727	755,634	777,458	798,477
Commercial real estate	4,524,839	4,536,494	4,419,506	4,451,084	4,405,092
Commercial & industrial	3,106,277	2,846,130	2,768,007	2,682,470	2,580,014

Total loans	$11,176,494	$10,946,325	$10,791,361	$10,721,064	$10,604,408

Residential mortgage	10%	10%	10%	10%	10%
Home equity	15%	16%	16%	16%	16%
Consumer	6%	7%	7%	7%	8%
Commercial real estate	41%	41%	41%	42%	42%
Commercial & industrial	28%	26%	26%	25%	24%

Total loans	100%	100%	100%	100%	100%

Supplemental Financial Information - First Quarter 2006

SKY FINANCIAL GROUP, INC.

FIVE QUARTER FUNDING TABLE (Unaudited)

(Dollars in thousands)

PERIOD END

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Non-interest-bearing demand deposits	$1,663,459	$1,734,113	$1,722,735	$1,689,340	$1,557,454
Interest-bearing demand deposits	385,747	333,491	410,783	367,174	359,620
Savings deposits	3,426,386	3,416,583	3,585,227	3,670,735	3,825,900
Time deposits	5,527,406	5,271,489	5,136,049	4,882,218	4,698,318

Total deposits	11,002,998	10,755,676	10,854,794	10,609,467	10,441,292

Short-term borrowings	915,821	1,053,244	780,585	846,268	942,150
Junior subordinated debentures owed to unconsolidated trust	182,288	184,799	187,790	190,491	188,326
Debt and FHLB advances	1,800,696	1,940,989	1,775,804	1,918,593	1,855,620

Total funding sources	$13,901,803	$13,934,708	$13,598,973	$13,564,819	$13,427,388

AVERAGE

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Non-interest-bearing demand deposits	$1,645,047	$1,698,192	$1,679,171	$1,622,138	$1,563,661
Interest-bearing demand deposits	345,545	368,885	400,426	357,348	347,180
Savings deposits	3,396,816	3,524,370	3,651,598	3,751,675	3,879,783
Time deposits	5,372,380	5,205,215	5,031,124	4,786,776	4,631,719

Total deposits	10,759,788	10,796,662	10,762,319	10,517,937	10,422,343

Short-term borrowings	1,020,649	829,152	794,554	894,356	915,969
Junior subordinated debentures owed to unconsolidated trust	184,440	185,934	189,509	189,801	189,726
Debt and FHLB advances	1,947,637	1,841,121	1,791,472	1,917,476	1,792,323

Total funding sources	$13,912,514	$13,652,869	$13,537,854	$13,519,570	$13,320,361

Supplemental Financial Information - First Quarter 2006

ASSET QUALITY DATA:

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Non-accrual loans	$128,402	$119,030	$126,131	$126,537	$125,464
Restructured loans	463	479	495	516	526

Total non-performing loans	128,865	119,509	126,626	127,053	125,990
Investment securities	—	—	10,299	10,395	11,705
Other real estate owned	18,319	17,476	14,700	11,511	11,854

Total non-performing assets	$147,184	$136,985	$151,625	$148,959	$149,549

Loans 90 days or more past due and still accruing	$20,408	$27,987	$24,424	$25,848	$26,885
Net charge-offs	8,030	16,223	7,997	5,817	31,748
Allowance for loan losses	143,383	144,461	153,351	152,543	150,122

ASSET QUALITY RATIOS:

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Non-accrual loans to total loans	1.16%	1.07%	1.16%	1.17%	1.18%
Non-performing loans to total loans	1.16	1.07	1.16	1.17	1.18
Non-performing assets to total assets	0.94	0.87	0.99	0.98	1.00
Loans 90 days or more past due and still accruing to total loans	0.18	0.25	0.22	0.24	0.25
Net charge-offs to average loans	0.29	0.59	0.29	0.22	1.21
Allowance for credit losses to non-performing loans	111.27	120.88	121.11	120.06	119.15
Allowance for credit losses to non-performing assets	97.42	105.46	101.14	102.41	100.38
Allowance for credit losses to total loans	1.29	1.30	1.41	1.41	1.41

Supplemental Financial Information - First Quarter 2006

SKY FINANCIAL GROUP, INC.

*NON-GAAP DISCLOSURE RECONCILIATIONS

(Dollars in thousands)

Core operating earnings reflect net income adjusted to exclude the after-tax effect of discontinued operations and merger, integration and restructuring expenses that are not reflective of on-going operations or are not expected to recur.

Cash operating earnings are core operating earnings adjusted to exclude the after-tax effect of amortizing core deposits and other intangibles. Management believes that both core operating earnings and cash operating earnings assist the investor in understanding the impact of merger, integration and restructuring expenses and amortization of intangibles on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for each of the five quarters presented in the tables:

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Income from continuing operations	$50,640	$53,341	$50,345	$47,786	$30,719

Merger, integration and restructuring expense	180	618	122	1,031	—
Tax effect	(63)	(216)	(43)	(361)	—

After-tax non-operating items	117	402	79	670	—

Core operating earnings	$50,757	$53,743	$50,424	$48,456	$30,719

Merger, integration and restructuring expense in 2006 reflect charges associated with the a pending acquisition of Union Federal and additional costs from the Falls Bank acquisition.

Merger, integration and restructuring expense in 2005 reflect charges associated with the acquisition of Belmont Bancorp in the second quarter, the cost associated with the acquisition of Falls Bank recorded in the third and fourth quarters and the cost associated with the pending acquisition of Union Federal recorded in the fourth quarter.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the core operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

Supplemental Financial Information - First Quarter 2006

Cash operating earnings

The following reconciles core operating earnings to cash operating earnings for the five quarters presented in the tables:

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Core operating earnings	$50,757	$53,743	$50,424	$48,456	$30,719

Amortization of core deposits and other intangible assets	3,877	3,909	3,814	3,610	3,554
Tax effect	(1,357)	(1,368)	(1,335)	(1,264)	(1,244)

After-tax non-operating items	2,520	2,541	2,479	2,346	2,310

Cash operating earnings	$53,277	$56,284	$52,903	$50,802	$33,029

Cash operating earnings is used as the numerator to calculate the cash operating return on average tangible equity and the cash operating return on average tangible assets. The denominator of each ratio is adjusted to deduct the average balance of intangible assets during the period. Additionally, amortization of core deposits and other intangible assets and merger, integration and restructuring expenses are deducted from non-interest expense in the numerator of the cash operating efficiency ratio disclosed in the tables. The comparable GAAP information is also included in the tables.

Supplemental Financial Information - First Quarter 2006

The following table reconciles average GAAP equity to average tangible equity for each of the period ends presented in the tables.

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Average GAAP equity	$1,570,789	$1,534,231	$1,512,883	$1,438,443	$1,463,903

Goodwill	522,981	524,217	507,944	481,190	471,141
Core deposits and other intangibles	65,395	65,193	69,687	68,761	69,945
Deferred taxes	(22,888)	(22,818)	(24,390)	(24,066)	(24,481)

	565,488	566,592	553,241	525,885	516,605

Average tangible equity	$1,005,301	$967,639	$959,642	$912,558	$947,298

The following table reconciles average GAAP assets to average tangible assets for each of the period ends presented in the tables.

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Average GAAP assets	$15,659,322	$15,358,242	$15,197,504	$15,095,049	$14,926,701

Goodwill	522,981	524,217	507,944	481,190	471,141
Core deposits and other intangibles	65,395	65,193	69,687	68,761	69,945
Deferred taxes	(22,888)	(22,818)	(24,390)	(24,066)	(24,481)

	565,488	566,592	553,241	525,885	516,605

Average tangible assets	$15,093,834	$14,791,650	$14,644,263	$14,569,164	$14,410,096

Supplemental Financial Information - First Quarter 2006

The following table reconciles GAAP earnings per share to core operating earnings per share and cash operating earnings per share (certain information does not add due to rounding):

Basic EPS

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Net income	$0.47	$0.50	$0.47	$0.45	$0.29
After-tax earnings from discontinued operations	—	(0.00)	—	—	—
After-tax merger, integration and restructuring	0.00	0.00	0.00	0.01	—

Core operating earnings	0.47	0.50	0.47	0.46	0.29
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.02	0.02	0.02

Cash operating earnings	$0.49	$0.52	$0.49	$0.48	$0.31

Diluted EPS

	2006	2005
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr

Net income	$0.46	$0.49	$0.46	$0.45	$0.29
After-tax earnings from discontinued operations	—	(0.00)	—	—	—
After-tax merger, integration and restructuring	0.00	0.00	0.00	0.01	0.00

Core operating earnings	0.46	0.49	0.47	0.45	0.29
After-tax amortization of core deposits and other intangible assets	0.02	0.02	0.02	0.02	0.02

Cash operating earnings	$0.49	$0.52	$0.49	$0.48	$0.31

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